Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the captions  "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated February 25, 2014, on the financial statements and financial highlights of Pioneer Fund included in the Annual Report to the Shareowners for the year ended
December 31, 2013 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 91 to the Registration Statement (Form N-1A, No. 2-25980) of Pioneer Fund.


                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2014